Exhibit 99.1

RXSIGHT, INC. REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS

Aliso Viejo, Calif. (Nasdaq: RXST) – August 7, 2025 – RxSight, Inc., an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery, today reported financial results for the three months ended June 30, 2025.

Key Company Highlights

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Reported second quarter 2025 revenue of $33.6 million, representing a decrease of 4% compared to the second quarter of 2024, reflecting:
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The sale of 27,380 Light Adjustable Lenses (LAL®/LAL+®), representing a 13% increase in procedure volume compared to the second quarter of 2024;
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The sale of 40 Light Delivery Devices (LDD™s), representing a 49% decrease compared to the second quarter of 2024; and
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An installed base of 1,084 LDDs as of June 30, 2025, representing a 34% increase from 810 LDDs at the end of the second quarter of 2024;
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During the second quarter, the company received FDA approval to expand the Light Adjustable Lens dioptric power range to -2.0 to +3.0 diopters, along with approvals for new LDD software updates.
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In the quarter, the company launched the RxSight® Light Adjustable Lens system in South Korea, with a subsequent launch in Singapore in July.
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Announced a realignment of its commercial organization.
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Reaffirmed its 2025 full-year revenue, gross margin and operating expense guidance provided on July 8, 2025.

“With nearly 1,100 LDD-enabled practices in place, we see significant opportunity to accelerate growth by deepening engagement with our existing customers while strategically expanding our installed base,” said Ron Kurtz, Chief Executive Officer and President of RxSight. “Our newly launched Customer Success Organization, supported by targeted investments in clinical affairs, marketing, and education, is designed to elevate onboarding, strengthen ongoing practice support and advance the mastery of post-operative vision optimization. Together with our realigned commercial structure and selective investments in high-impact areas, these initiatives position us to fully realize the clinical value of the LAL and drive sustained growth.”

Second Quarter Financial Results

In the second quarter of 2025, total revenue was $33.6 million, representing a decrease of 4% compared to $34.9 million in the second quarter of 2024. During the quarter, LAL revenue increased 13% while LDD revenue decreased 50%, compared to the second quarter of 2024.

Gross profit for the second quarter of 2025 was $25.2 million or 74.9% of revenue, an increase of $0.9 million compared to gross profit of $24.3 million or 69.5% of revenue for the second quarter of 2024. The increase in gross profit was primarily driven by the favorable shift in product mix toward LAL sales.

Total operating expenses for the second quarter of 2025 were $39.2 million, a 20% increase from $32.6 million in the second quarter of 2024, reflecting the company’s ongoing investments to support increased LAL sales volume, and advance its research and development pipeline.

In the second quarter of 2025, the company reported a net loss of $(11.8) million, or $(0.29) per basic and diluted share, compared to a net loss of $(6.1) million, or $(0.16) per basic and diluted share in the second quarter of 2024. Adjusted net loss in the second quarter of 2025 was $(3.2) million, or $(0.08) per basic and diluted share, compared to an adjusted net gain of $26,000, or $0.00 per basic and diluted share in the second quarter of 2024.

Cash, cash equivalents and short-term investments decreased by $1.8 million as of June 30, 2025, to $227.5 million compared to $229.3 million as of March 31, 2025.

2025 Guidance

The company reiterated its 2025 full-year revenue, gross margin and operating expense guidance as follows:

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Revenue of $120.0 million to $130.0 million, representing an implied decrease of 14% to 7% compared to 2024;
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Gross margin in the range of 72% to 74%, representing an implied increase of 130 basis points to 330 basis points compared to 2024;
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Operating expenses in the range of $145.0 million to $155.0 million, representing an implied increase of 7% to 14% compared to 2024; and
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Operating expenses include non-cash stock-based compensation expense in the range of $27.0 million to $30.0 million.

Conference Call

On Thursday, August 7, 2025, at 1:30 p.m. Pacific Time, the company will host a conference call to discuss its second quarter 2025 financial results. To participate in the conference call, please dial (800) 715-9871 or (646) 307-1963 and enter the conference code: 9977116. The call will also be broadcast live in listen-only mode via a link on the company’s investor relations website at https://investors.rxsight.com/. An archived recording of the call will be available through the same link shortly after its completion.

About RxSight, Inc.

RxSight, Inc. is an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery. The RxSight® Light Adjustable Lens system, comprised of the RxSight Light Adjustable Lens® (LAL®/LAL+®, collectively the “LAL”), RxSight Light Delivery Device (LDD™) and accessories, is the first and only commercially available intraocular lens (IOL) technology that can be adjusted after surgery, enabling doctors to customize and deliver high-quality vision to patients after cataract surgery. Additional information about RxSight can be found at www.rxsight.com.

Forward-Looking Statements

This press release contains forward-looking statements, including: statements concerning the Company’s projected revenue, gross margin, operating expense and non-cash stock based compensation in 2025; the Company’s potential for accelerated growth by deepening engagement with its existing customers while strategically expanding its installed base; the benefits expected from the Company’s realigned commercial structure and selective investments in high-impact areas; and the Company’s belief that these initiatives will enable it to fully realize the clinical value of the Light Adjustable Lens and drive sustained growth. Such statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue" or the negative of such terms and other same terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risk factors that may be found in the section entitled Part II, Item 1A (Risk Factors) in the Quarterly Report on Form 10-Q for the three months ended June 30, 2025, filed with the Securities and Exchange Commission (SEC) on or about the date hereof, and the other documents that RxSight may file from time to time with the SEC. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

Company Contact:

Shelley B. Thunen

Chief Financial Officer

sthunen@rxsight.com

Investor Relations Contact:

Oliver Moravcevic

VP, Investor Relations

omoravcevic@rxsight.com

RxSIGHT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Sales	$33,637	$34,887	$71,531	$64,399
Cost of sales	8,447	10,637	18,013	19,464
Gross profit	25,190	24,250	53,518	44,935
Operating expenses:
Selling, general and administrative	28,976	24,292	57,611	47,616
Research and development	10,217	8,291	20,584	16,322
Total operating expenses	39,193	32,583	78,195	63,938
Loss from operations	(14,003)	(8,333)	(24,677)	(19,003)
Other income (expense), net:
Interest expense	(5)	(6)	(11)	(11)
Interest and other income	2,254	2,276	4,762	3,860
Loss before income taxes	(11,754)	(6,063)	(19,926)	(15,154)
Income tax expense	32	16	50	25

Net loss	$(11,786)	$(6,079)	$(19,976)	$(15,179)
Other comprehensive loss
Unrealized loss on short-term investments	(146)	(64)	(303)	(109)
Foreign currency translation gain (loss)	14	(1)	20	(4)
Total other comprehensive loss	(132)	(65)	(283)	(113)

Comprehensive loss	$(11,918)	$(6,144)	$(20,259)	$(15,292)

Net loss per share:
Basic & diluted	$(0.29)	$(0.16)	$(0.49)	$(0.40)
Weighted-average shares used in computing net loss per share:
Attributable to common stock, basic & diluted	40,743,786	38,455,955	40,627,363	37,649,521

RxSIGHT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2025	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$40,355	$16,706
Short-term investments	187,136	220,517
Accounts receivable, net	28,058	30,050
Inventories, net	25,061	22,009
Prepaid and other current assets	3,264	4,541
Total current assets	283,874	293,823
Property and equipment, net	13,255	12,413
Operating leases right-of-use assets	10,588	11,217
Restricted cash	750	750
Other assets	542	360
Total assets	$309,009	$318,563
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,348	$4,544
Accrued expenses and other current liabilities	15,934	20,358
Lease liabilities	1,101	974
Total current liabilities	20,383	25,876
Long-term lease liabilities	10,614	11,322
Other long-term liabilities	—	127
Total liabilities	30,997	37,325
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, 900,000,000 shares authorized, 40,913,380 shares issued and outstanding as of June 30, 2025 and 40,428,220 shares issued and outstanding as of December 31, 2024	41	40
Preferred stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	920,159	903,127
Accumulated other comprehensive (loss) income	(117)	166
Accumulated deficit	(642,071)	(622,095)
Total stockholders' equity	278,012	281,238
Total liabilities and stockholders' equity	$309,009	$318,563

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented under generally accepted accounting principles in the United States (“GAAP”), we believe certain non-GAAP measures, including adjusted net earnings (loss) and adjusted net earnings (loss) per share, basic and diluted, provide useful information to investors and are useful in evaluating our operating performance. For example, when calculating adjusted net earnings (loss) and adjusted net earnings (loss) per share, basic and diluted, we exclude stock-based compensation expense because this expense is non-cash in nature and we believe excluding this item provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies.

We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Net Earnings (Loss) and Adjusted Net Earnings (Loss) Per Share

Adjusted net earnings (loss) is a non-GAAP financial measure that we define as net earnings (loss) adjusted for stock-based compensation. We believe adjusted net earnings (loss) provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Reconciliations of net earnings (loss) to adjusted net earnings (loss) and the presentation of adjusted net earnings (loss) per share, basic and diluted, are as follows:

RxSIGHT, INC.

GAAP To NON-GAAP RECONCILIATIONS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Common Stock
Numerator:
Net loss available to stockholders, basic and diluted	$(11,786)	$(6,079)	$(19,976)	$(15,179)
Add:
Stock-based compensation	8,547	6,105	15,687	10,801
Adjusted net earnings (loss) income available to common stockholders, basic and diluted:	$(3,239)	$26	$(4,289)	$(4,378)

Denominator:
Weighted-average shares outstanding, basic	40,743,786	38,455,955	40,627,363	37,649,521
Weighted-average shares outstanding, diluted	40,743,786	44,799,864	40,627,363	37,649,521
Adjusted net earnings (loss) per share, basic	$(0.08)	$0.00	$(0.11)	$(0.12)
Adjusted net earnings (loss) per share, diluted	$(0.08)	$0.00	$(0.11)	$(0.12)